PRESS RELEASE

INVESTOR CONTACT: Greg Klaben Vice President of Investor Relations (831) 458-7533	MEDIA CONTACT: Karen Auby Senior Manager of Public Relations (831) 458-7814

Plantronics Announces First Quarter Fiscal Year 2013 Results
Financial Results In Line with Guidance; Company Announces New One Million Share Repurchase Authorization

SANTA CRUZ, CA - August 6, 2012 - Plantronics, Inc. (NYSE: PLT) today announced first quarter fiscal year 2013 net revenues of $181.4 million, a 3% increase compared with net revenues of $175.6 million in the first quarter of fiscal year 2012.  Net revenues were within our guidance range of $177 million - $182 million provided on May 1, 2012. Our GAAP diluted earnings per share (“EPS”) decreased to $0.55 in the first quarter of fiscal year 2013 compared with $0.56 in the same quarter of the prior year and was at the high end of our May 2012 guidance range of $0.50 to $0.55.  Non-GAAP diluted EPS for the first quarter of fiscal year 2013 increased slightly to $0.63 from $0.62 in the same quarter of the prior year and was also at the high end of our guidance range of $0.58 to $0.63. The difference between GAAP and non-GAAP EPS for the first quarter of fiscal year 2013 consists of stock-based compensation and accelerated depreciation, both net of the associated tax impact.

Office and Contact Center (“OCC”) product strength in the U.S. and the Asia Pacific region offset slight weakness in the Europe and Africa region, resulting in a 2% increase in OCC net revenues to $134.0 million in the first quarter of fiscal year 2013 compared with $131.0 million in the first quarter of fiscal year 2012. Net revenues from Unified Communications (“UC”) products grew by 48% to $27.8 million in the first quarter of fiscal year 2013 compared with $18.8 million in the first quarter of fiscal year 2012.

Mobile net revenues were up $4.0 million to $36.2 million in the first quarter of fiscal year 2013, an increase of 12% from $32.2 million in the first quarter of fiscal year 2012, primarily as a result of increased market share in the U.S. in both mono and stereo headsets and growth in Asia Pacific led by favorable market acceptance of our new BackBeat® GO wireless stereo Bluetooth headset.

GAAP operating income was $32.1 million in the first quarter of fiscal year 2013, resulting in an operating margin of 17.7%, compared with $35.0 million and an operating margin of 20.0% in the same period in the prior year. GAAP operating income was above our guidance range of $29 million to $31.5 million. Non-GAAP operating income was $36.9 million in the first quarter of fiscal year 2013 resulting in a non-GAAP operating margin of 20.3% compared with $39.4 million and an operating margin of 22.4% in the same period in the prior year. Non-GAAP operating income was slightly above our guidance range of $34 million to $36.5 million.

“Continued strength in UC resulted in year over year OCC net revenue growth,” said Ken Kannappan, President & Chief Executive Officer. “Our growing capabilities in providing rich contextual intelligence to UC applications are providing noteworthy product differentiation. One example of this is the Plantronics Developer Connection, launched during the first quarter of fiscal year 2013, which gives third party developers the ability to integrate our contextual data into unique applications and is being well received."

“We continued to invest strategically in our long-term UC opportunity in the first quarter and achieved an operating margin within our long-term target range while meeting our guidance for the quarter,” said Pam Strayer, Senior Vice President & Chief Financial Officer. “Our financial position remains strong, and we repurchased 529,000 shares of our common stock during the quarter. Today we are announcing a new one million share repurchase program to continue delivering on our commitment to return cash in excess of our operating needs to our stockholders.”

Share Repurchase Program and Dividend Announcements

Plantronics today announced a new one million share repurchase program following the recent completion of its prior one million share repurchase program announced in March 2012.

Plantronics also announced that our Board of Directors declared a quarterly dividend of $0.10 per share. The dividend will be payable on September 10, 2012 to stockholders of record at the close of business on August 20, 2012.

Business Outlook

The following statements are based on our current expectations and many of these statements are forward-looking. Actual results are subject to a variety of risks and uncertainties and may differ materially from our expectations.

We have a “book and ship” business model whereby we ship most orders to customers within 48 hours of receipt of those orders, and, therefore, the level of backlog does not provide reliable visibility into potential future revenues.

Subject to the foregoing, we currently expect the following range of financial results for the second quarter of fiscal year 2013:

•	Net revenues of $175 million to $180 million;

•	GAAP operating income of $31 million to $34 million;

•	Non-GAAP operating income of $36 million to $39 million, excluding the impact of $5 million from both stock-based compensation and accelerated depreciation from GAAP operating income;

•	Assuming approximately 42.2 million diluted average weighted shares outstanding:

•	GAAP diluted EPS of $0.54 to $0.59;

•	Non-GAAP diluted EPS of $0.63 to $0.68; and

•	Cost of stock-based compensation and accelerated depreciation to be approximately $0.09 per diluted share.

Please see our new Investor Relations Presentation available on our corporate website at www.plantronics.com/ir.

Conference Call Scheduled to Discuss Financial Results

We have scheduled a conference call to discuss first quarter fiscal year 2013 results. The conference call will take place today, August 6, 2012, at 2:00 PM (Pacific Time). All interested investors and potential investors in Plantronics stock are invited to participate. To listen to the call, please dial in five to ten minutes prior to the scheduled starting time and refer to the "Plantronics Conference Call."  Participants from North America should call (888) 301-8736 and other participants should call (706) 634-7260.

A replay of the call with the conference ID # 85386735 will be available for 72 hours at (855) 859-2056 for callers from North America and at (404) 537-3406 for all other callers. The conference call will also be simultaneously webcast in the Investor Relations section of our corporate website at www.plantronics.com/ir, and the webcast of the conference call will remain available on the Plantronics website for 30 days.

Use of Non-GAAP Financial Information

For the periods presented, we have excluded certain non-cash expenses and charges, net of tax, including stock-based compensation related to stock options, restricted stock and employee stock purchases, purchase accounting amortization and accelerated depreciation from non-GAAP operating income, non-GAAP operating margin and non-GAAP diluted EPS.  We exclude these expenses from our non-GAAP measures primarily because Plantronics' management does not believe they are part of our target operating model.  We believe that the use of non-GAAP financial measures provides meaningful supplemental information regarding our performance and liquidity and helps investors compare actual results to our long-term target operating model goals. We believe that both management and investors benefit from referring to these non-GAAP financial measures in assessing our performance and when planning, forecasting and analyzing future periods; however, non-GAAP financial measures are not meant to be considered in isolation or as a substitute for, or superior to, gross margin, operating income, operating margin, the effective tax rate, net income or EPS prepared in accordance with GAAP.

Safe Harbor

This release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including statements relating to (i) our commitment to return cash in excess of operating needs to investors through our stock repurchase program; (ii) our estimates of GAAP and non-GAAP financial results for the second quarter of fiscal year 2013, including net revenues, operating income and diluted EPS; (iii) our estimates of stock-based compensation and accelerated depreciation, as well as the impact of these non-cash expenses on Non-GAAP diluted EPS; and (iv) our estimate of weighted average shares outstanding for the second quarter of fiscal year 2013, in addition to other matters discussed in this press release that are not purely historical data. Plantronics does not assume any obligation to update or revise any such forward-looking statements, whether as the result of new developments or otherwise.

Forward-looking statements involve risks and uncertainties that may cause actual results to differ materially from those contemplated by such statements. Among the factors that could cause actual results to differ materially from those contemplated are:

•	Micro and macro economic conditions in our domestic and international markets;

•
our ability to realize our UC plans and to achieve the financial results projected to arise from UC adoption could be adversely affected by the following factors: (i) as UC becomes more widely adopted, the risk that competitors will offer solutions that will effectively commoditize our headsets which, in turn, will reduce the sales prices for our headsets; (ii) UC solutions may not be adopted with the breadth and speed in the marketplace that we currently anticipate; (iii) the development of UC solutions is technically complex and this may delay or inhibit our ability to introduce solutions to the market on a timely basis and that are cost effective, feature rich, stable and attractive to our customers; (iv) as UC becomes more widely adopted we anticipate that competition for market share will increase, and some competitors may have superior technical and economic resources; and, (v) our plans are dependent upon adoption of our UC solution by major platform providers such as Microsoft Corporation, Cisco Systems, Inc., Avaya, Inc., Alcatel-Lucent, and IBM, and we have a limited ability to influence such providers with respect to the functionality of their platforms, their rate of deployment, and their willingness to integrate their platforms with our solutions, and our support expenditures may substantially increase over time due to the complex nature of the platforms developed by the major UC providers as these platforms continue to evolve and become more commonly adopted;

•
failure to match production to demand given long lead times and the difficulty of forecasting unit volumes and acquiring the component parts and materials to meet demand without having excess inventory or incurring cancellation charges;

•	volatility in prices from our suppliers, including our manufacturers located in China, have and could negatively affect our profitability and/or market share;

•	fluctuations in foreign exchange rates;

•	with respect to our stock repurchase program, prevailing stock market conditions generally, and the price of our stock specifically;

•	the bankruptcy or financial weakness of distributors or key customers, or the bankruptcy of or reduction in capacity of our key suppliers; and,

•
additional risk factors including: interruption in the supply of sole-sourced critical components, continuity of component supply at costs consistent with our plans, the inherent risks of our substantial foreign operations, and problems that might affect our manufacturing facilities in Mexico.

For more information concerning these and other possible risks, please refer to Plantronics' Annual Report on Form 10-K filed with the Securities and Exchange Commission on May 25, 2012 and other filings with the Securities and Exchange Commission, as well as recent press releases. These filings can be accessed over the Internet at http://www.sec.gov/edgar/searchedgar/companysearch.html.

Financial Summaries

The following related charts are provided:

•	Summary Unaudited Condensed Consolidated Financial Statements

•	Unaudited Reconciliations of GAAP Measures to Non-GAAP Measures

•	Summary of Unaudited Reconciliations of GAAP Measures to Non-GAAP Measures and Other Unaudited GAAP Data

About Plantronics

Plantronics is a global leader in audio communications for businesses and consumers. We have pioneered new trends in audio technology for over 50 years, creating innovative products that allow people to simply communicate. From Unified Communication solutions to Bluetooth headsets, we deliver uncompromising quality, an ideal experience, and extraordinary service. Plantronics is used by every company in the Fortune 100, as well as 911 dispatch, air traffic control and the New York Stock Exchange. For more information, please visit www.plantronics.com or call (800) 544-4660.

Plantronics, the logo design, Simply Smarter Communications, BackBeat® GO and Clarity are trademarks or registered trademarks of Plantronics, Inc. The Bluetooth name and the Bluetooth trademarks are owned by Bluetooth SIG, Inc. and are used by Plantronics, Inc. under license. All other trademarks are the property of their respective owners.

PLANTRONICS, INC. / 345 Encinal Street / P.O. Box 1802 / Santa Cruz, California 95061-1802
831-426-6060 / Fax 831-426-6098

PLANTRONICS, INC.
SUMMARY CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
($ in thousands, except per share data)

UNAUDITED CONSOLIDATED STATEMENTS OF OPERATIONS

	Three Months Ended
	June 30,
	2012	2011
Net revenues	$181,365	$175,600
Cost of revenues	83,669	81,542
Gross profit	97,696	94,058
Gross profit %	53.9%	53.6%

Research, development and engineering	19,696	16,906
Selling, general and administrative	45,904	42,116
Total operating expenses	65,600	59,022
Operating income	32,096	35,036
Operating income %	17.7%	20.0%

Interest and other income, net	12	641
Income before income taxes	32,108	35,677
Income tax expense	8,545	8,946
Net income	$23,563	$26,731

% of net revenues	13.0%	15.2%

Earnings per common share:
Basic	$0.57	$0.57
Diluted	$0.55	$0.56

Shares used in computing earnings per common share:
Basic	41,660	46,688
Diluted	42,570	48,060

Effective tax rate	26.6%	25.1%

PLANTRONICS, INC.
SUMMARY CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
($ in thousands, except per share data)

UNAUDITED CONSOLIDATED BALANCE SHEETS
	June 30,	March 31,
	2012	2012
ASSETS
Cash and cash equivalents	$204,639	$209,335
Short-term investments	150,734	125,177
Total cash, cash equivalents and short-term investments	355,373	334,512
Accounts receivable, net	108,300	111,771
Inventory, net	58,932	53,713
Deferred tax asset	10,669	11,090
Other current assets	15,854	13,088
Total current assets	549,128	524,174
Long-term investments	29,310	55,347
Property, plant and equipment, net	88,750	76,159
Goodwill and purchased intangibles, net	14,318	14,388
Other assets	2,491	2,402
Total assets	$683,997	$672,470
LIABILITIES AND STOCKHOLDERS' EQUITY
Accounts payable	$29,664	$34,126
Accrued liabilities	50,604	51,845
Income tax payable	4,929	222
Total current liabilities	85,197	86,193
Deferred tax liability	2,074	8,673
Long-term income taxes payable	12,714	12,150
Revolving line of credit	42,000	37,000
Other long-term liabilities	1,199	1,210
Total liabilities	143,184	145,226
Stockholders' equity	540,813	527,244
Total liabilities and stockholders' equity	$683,997	$672,470

PLANTRONICS, INC.
UNAUDITED RECONCILIATIONS OF GAAP MEASURES TO NON-GAAP MEASURES
($ in thousands, except per share data)

UNAUDITED CONSOLIDATED STATEMENTS OF OPERATIONS DATA

	Three Months Ended
	June 30,
	2012	2011
GAAP Gross profit	$97,696	$94,058
Stock-based compensation	596	546
Accelerated depreciation	124	—
Purchase accounting amortization	—	125
Non-GAAP Gross profit	$98,416	$94,729
Non-GAAP Gross profit %	54.3%	53.9%

GAAP Research, development and engineering	19,696	16,906
Stock-based compensation	(1,124)	(947)
Accelerated depreciation	(57)	—
Non-GAAP Research, development and engineering	$18,515	$15,959

GAAP Selling, general and administrative	$45,904	$42,116
Stock-based compensation	(2,900)	(2,686)
Purchase accounting amortization	—	(71)
Non-GAAP Selling, general and administrative	$43,004	$39,359

GAAP Operating expenses	$65,600	$59,022
Stock-based compensation	(4,024)	(3,633)
Accelerated depreciation	(57)	—
Purchase accounting amortization	—	(71)
Non-GAAP Operating expenses	$61,519	$55,318

PLANTRONICS, INC.
UNAUDITED RECONCILIATIONS OF GAAP MEASURES TO NON-GAAP MEASURES
($ in thousands, except per share data)

UNAUDITED CONSOLIDATED STATEMENTS OF OPERATIONS DATA (CONTINUED)

	Three Months Ended
	June 30,
	2012		2011
GAAP Operating income	$32,096		$35,036
Stock-based compensation	4,620		4,179
Accelerated depreciation	181		—
Purchase accounting amortization	—		196
Non-GAAP Operating income	$36,897		$39,411

GAAP Net income	$23,563		$26,731
Stock-based compensation	4,620		4,179
Accelerated depreciation	181		—
Purchase accounting amortization	—		196
Income tax effect	(1,421)	(1)	(1,356)	(2)
Non-GAAP Net income	$26,943		$29,750

GAAP Diluted earnings per common share	$0.55		$0.56
Stock-based compensation	0.11		0.09
Accelerated depreciation	—		—
Income tax effect	(0.03)		(0.03)
Non-GAAP Diluted earnings per common share	$0.63		$0.62

Shares used in diluted earnings per common share calculation	42,570		48,060

(1)	Excluded amount represents tax benefit from stock-based compensation and accelerated depreciation.

(2)	Excluded amount represents tax benefit from stock-based compensation and purchase accounting amortization.

Use of Non-GAAP Financial Information
To supplement our consolidated financial statements presented on a GAAP basis, Plantronics uses non-GAAP measures of operating results, which are adjusted to exclude non-recurring and non-cash expenses and charges, such as stock-based compensation related to stock options, restricted stock and employee stock purchases, purchase accounting amortization, restructuring and other related charges, impairment of goodwill and long-lived assets, accelerated depreciation and tax benefits from the expiration of certain statutes of limitations. Plantronics does not believe these expenses and charges are reflective of ongoing operating results and are not part of our target operating model. The non-GAAP financial measures should not be considered a substitute for, or superior to, financial measures calculated in accordance with GAAP, and the financial results calculated in accordance with GAAP and the reconciliations to those financial statements should be carefully evaluated. The non-GAAP financial measures used by Plantronics may be calculated differently from, and therefore may not be comparable to, similarly titled measures used by other companies.

Summary of Unaudited Reconciliations of GAAP Measures to Non-GAAP Measures and other Unaudited GAAP Data
($ in thousands, except per share data)
	Q112		Q212	Q312	Q412	Q113
GAAP Gross profit	$94,058		$98,966	$96,212	$95,115	$97,696
Stock-based compensation	546		559	559	548	596
Accelerated depreciation	—		—	—	—	124
Purchase accounting amortization	125		62	—	—	—
Non-GAAP Gross profit	$94,729		$99,587	$96,771	$95,663	$98,416
Non-GAAP Gross profit %	53.9%		56.3%	52.8%	53.9%	54.3%

GAAP Operating expenses	$59,022		$62,069	$58,805	$63,102	$65,600
Stock-based compensation	(3,633)		(3,949)	(4,020)	(3,667)	(4,024)
Accelerated depreciation	—		—	—	—	(57)
Purchase accounting amortization	(71)		(71)	—	—	—
Non-GAAP Operating expenses	$55,318		$58,049	$54,785	$59,435	$61,519

GAAP Operating income	$35,036		$36,897	$37,407	$32,013	$32,096
Stock-based compensation	4,179		4,508	4,579	4,215	4,620
Accelerated depreciation	—	—	—	—	—	181
Purchase accounting amortization	196		133	—	—	—
Non-GAAP Operating income	$39,411		$41,538	$41,986	$36,228	$36,897
Non-GAAP Operating income %	22.4%		23.5%	22.9%	20.4%	20.3%

GAAP Income before income taxes	$35,677		$36,839	$37,813	$32,273	$32,108
Stock-based compensation	4,179		4,508	4,579	4,215	4,620
Accelerated depreciation	—		—	—	—	181
Purchase accounting amortization	196		133	—	—	—
Non-GAAP Income before income taxes	$40,052		$41,480	$42,392	$36,488	$36,909

GAAP Income tax expense	$8,946		$9,318	$6,915	$8,387	$8,545
Income tax effect of stock-based compensation	1,282		1,441	1,448	1,292	1,382
Income tax effect of accelerated depreciation	—		—	—	—	39
Income tax effect of purchase accounting amortization	74		50	—	—	—
Tax benefit from the expiration of certain statutes of limitations	—		—	1,507	—	—
Non-GAAP Income tax expense	$10,302		$10,809	$9,870	$9,679	$9,966
Non-GAAP Income tax expense as a % of Non-GAAP Income before income taxes	25.7%		26.1%	23.3%	26.5%	27.0%

Summary of Unaudited Reconciliations of GAAP Measures to Non-GAAP Measures and other Unaudited GAAP Data (Continued)
($ in thousands, except per share data)
	Q112	Q212	Q312	Q412	Q113
GAAP Net income	$26,731	$27,521	$30,898	$23,886	$23,563
Stock-based compensation	4,179	4,508	4,579	4,215	4,620
Accelerated depreciation	—	—	—	—	181
Purchase accounting amortization	196	133	—	—	—
Income tax effect	(1,356)	(1,491)	(2,955)	(1,292)	(1,421)
Non-GAAP Net income	$29,750	$30,671	$32,522	$26,809	$26,943

GAAP Diluted earnings per common share	$0.56	$0.60	$0.71	$0.55	$0.55
Stock-based compensation	0.09	0.10	0.11	0.10	0.11
Income tax effect	(0.03)	(0.03)	(0.07)	(0.03)	(0.03)
Non-GAAP Diluted earnings per common share	$0.62	$0.67	$0.75	$0.62	$0.63

Shares used in diluted earnings per common share calculation	48,060	45,717	43,640	43,329	42,570

SUMMARY OF UNAUDITED GAAP DATA
($ in thousands)
Net revenues from unaffiliated customers:
Office and Contact Center	$130,999	$136,395	$133,335	$130,980	$134,033
Mobile	32,164	28,341	36,024	35,296	36,157
Gaming and Computer Audio	7,395	8,381	9,209	6,870	6,789
Clarity	5,042	3,831	4,668	4,438	4,386
Total net revenues	$175,600	$176,948	$183,236	$177,584	$181,365
Net revenues by geographic area from unaffiliated customers:
Domestic	$100,291	$101,196	$99,070	$105,676	$104,078
International	75,309	75,752	84,166	71,908	77,287
Total net revenues	$175,600	$176,948	$183,236	$177,584	$181,365

Balance Sheet accounts and metrics:
Accounts receivable, net	$108,516	$103,026	$109,677	$111,771	$108,300
Days sales outstanding (DSO)	56	52	54	57	54
Inventory, net	$57,697	$60,717	$57,799	$53,713	$58,932
Inventory turns	5.7	5.1	6.0	6.1	5.7